Exhibit 1.1
COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
Up to $3,500,000,000 in Shares of Common Stock
FORM OF DEALER MANAGER AGREEMENT
, 2016

Cole Capital Corporation
2325 East Camelback Road
Suite 1100
Phoenix, Arizona 85016
Ladies and Gentlemen:
Cole Office & Industrial REIT (CCIT III), Inc., a Maryland corporation (the “Company”), is registering for a public sale a maximum of $3,500,000,000 in shares (collectively, the “Shares” or the “Stock”) of its common stock, $0.01 par value per share (the “Offering”) consisting of (a) up to $2,500,000,000 in shares of common stock in the primary offering in any combination of the following two classes of common stock: Class A common stock, $0.01 par value per share (“Class A Shares”), and Class T common stock, $0.01 par value per share (“Class T Shares”), at an initial price of $10.00 per share and $9.57 per share, respectively (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers), and (b) up to $1,000,000,000 in Shares pursuant to the Company’s distribution reinvestment plan at a purchase price of 95.0% of the primary offering price per share, or $9.50 per Class A Share assuming a $10.00 per Class A Share primary offering price or $9.09 per Class T Share assuming a $9.57 per Class T Share primary offering price, all upon the other terms and subject to the conditions set forth in the Prospectus (as defined in Section 1.1, below). Commencing with the date the Company calculates its net asset value (“NAV”), which the Company shall calculate no later than 150 days following the date which is two years after the gross proceeds of the Shares sold have reached the minimum offering amount set forth in the Prospectus (the “Minimum Offering”) and are disbursed to the Company pursuant to the Escrow Agreement (as defined in Section 3.5, below) (the “NAV Pricing Date”), the per share price for Shares in our primary offering and our distribution reinvestment plan will vary annually and will be equal to the most recent NAV as determined by the Company divided by the number of Shares outstanding as of the date of the Company’s most recent NAV determination, plus, in the case of the primary offering, applicable commissions and fees. The Company reserves the right to reallocate the Shares included in the Offering among the classes of Shares and between those offered to the public and those offered pursuant to the distribution reinvestment plan. There shall be a minimum purchase by any one person of 100 Shares (except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Cole Capital Corporation (the “Dealer Manager”)). Terms not defined in this Dealer Manager Agreement (the “Agreement”) shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:
1.Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager that:
1.1.A registration statement (Registration No. 333- ) on Form S-11 with respect to the Company has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the Shares. Such registration statement, including any amendment thereto filed prior to the date hereof, has become effective. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and prospectus contained therein, as finally amended at the effective date of the registration statement, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a Prospectus or a prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
1.2. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date and on the date hereof, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
1.3.The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.
1.4.The Company’s authorized equity capitalization is as set forth in the Prospectus.
1.5.All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Securities Act, the applicable state securities or “blue sky” laws, or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Prospectus and for the Company’s distribution reinvestment plan, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
1.6.At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.
1.7.The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
1.8.This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.
1.9.The Company intends to use the funds received from the sale of the Shares as set forth in the “Estimated Use of Proceeds” section of the Prospectus.
1.10.No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.
1.11.No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement by the Company or (ii) could reasonably be expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.
1.12.Neither the execution and delivery of this Agreement, the issue and sale of the Shares nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
1.13.The SEC has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

1.14.The Company intends to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2016, or the first year during which the Company commences material operations, and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying.
1.15.The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
1.16.To the best of the Company’s knowledge, Deloitte & Touche LLP, who have certified certain of the financial statements filed with the SEC as part of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations thereof and the Public Company Accounting Oversight Board.
2.Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
2.1.Prior to the termination of the offering of the Shares, the Company will file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed. The Company will promptly advise the Dealer Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
2.2.If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) prepare and file with the SEC, an amendment or supplement which will correct such statement or omission or effect such compliance; and (ii) supply any supplemented Prospectus to the Dealer Manager in such quantities as it may reasonably request.
2.3.The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all supplements, amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager, and others designated by the Dealer Manager, as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).
2.4.The Company will endeavor in good faith, in cooperation with the Dealer Manager, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and use all reasonable efforts to file and make such statements or reports at such times as are or may be required to continue the qualification of the Shares for offering and sale under the securities laws of such jurisdiction. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.
3.Obligations and Compensation of Dealer Manager.
3.1.The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of $3,500,000,000 in Shares (or such other amount as the Company allocates to the primary Offering of Shares as described in the first paragraph of this Agreement) through the dealers selected to participate in the distribution of

Shares in the Offering who have executed Selected Dealer Agreements with the Dealer Manager (each, a “Dealer” and, collectively, the “Dealers”), all of whom shall be members of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that (i) it is a member of FINRA; (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules, and the USA PATRIOT Act of 2001, reasonably designed to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.
3.2.Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public only in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
3.3.Except as provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of 7.0% of the gross proceeds of the Class A Shares sold and 3.0% of the gross proceeds of the Class T Shares sold, plus a dealer manager fee in the amount of 2.0% of the gross proceeds of the Shares sold to the public; provided, however, that there shall be no selling commissions and no dealer manager fees paid for sales of Shares under the Company’s distribution reinvestment plan. In addition, the Company agrees that it will pay to the Dealer Manager a monthly distribution and stockholder servicing fee that will be calculated on a daily basis in an amount equal to 1/365th of 0.8% of the purchase price per share (or, once reported by the Company, the amount of the Company’s NAV per share) of Class T Shares sold, excluding Class T Shares sold pursuant to the distribution reinvestment plan. The Company will cease paying the distribution and stockholder servicing fee with respect to Class T Shares sold in the Offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of Shares, excluding Shares sold pursuant to the distribution reinvestment plan; (ii) the end of the month in which the transfer agent, on behalf of the Company, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (iii) the date such Class T share is no longer outstanding; (iv) the fifth anniversary of the last day of the month in which the Offering (excluding the offering of shares pursuant to the Company’s distribution reinvestment plan) terminates; and (v) the date the Company effects a liquidity event. The distribution and stockholder servicing fee relates to the share or shares sold. Payments to the Dealer Manager shall be made by the end of the week following the week in which Shares are sold by wire transfer of immediately available funds to an account designated by the Dealer Manager. Notwithstanding the foregoing, the Dealer Manager will reallow all of the selling commissions to Dealers. The Dealer Manager also may reallow all or a portion of the dealer manager fee and the distribution and stockholder servicing fee to Dealers; provided, however, that with respect to any individual investment, the Dealer Manager will not re-allow the related distribution and stockholder servicing fee to a Dealer if such Dealer ceases to hold the account related to such investment. In addition, the Dealer Manager will not reallow the distribution and stockholder servicing fee to any Dealer if such Dealer has not executed a Selected Dealer Agreement with the Dealer Manager or if the Dealer’s previously executed Selected Dealer Agreement with the Dealer Manager is terminated. In any instance in which the Dealer Manager does not re-allow the distribution and stockholder servicing fee to a Dealer, the Dealer Manager will return such fee to the Company. If, for any reason, a sale is cancelled or rescinded, the Dealer Manager shall return to the Company the selling commission, the dealer manager fee and the distribution and stockholder servicing fee paid to it with respect to such sale. The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager to make payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefore.
3.4.The Dealer Manager shall use and distribute, in conjunction with the offer and sale of any Shares, only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.
3.5.The Dealer Manager agrees to be bound by the terms of an escrow agreement among UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the Dealer Manager and the Company (the “Escrow Agreement”), in a form reasonably acceptable to the parties thereto, as such agreement may be amended from time to time. Notwithstanding the provisions of Section 3.3 above, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager unless or until the gross proceeds of the Shares sold have reached the Minimum Offering and are disbursed to the Company pursuant to the Escrow Agreement. Until the Minimum Offering is reached, investments will be held in escrow. If the Minimum Offering is not obtained within the time periods specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus. Furthermore, notwithstanding the provisions of Section 3.3 above, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager with respect to sales of Shares to Pennsylvania residents unless or until the gross proceeds of the Shares sold in the Offering (including sales made to residents of other jurisdictions) have reached a minimum of $125,000,000 (the “Pennsylvania Minimum Offering”) and are disbursed to the Company pursuant to the Escrow Agreement. Until the Pennsylvania Minimum Offering is reached, investments from Pennsylvania residents will be held in escrow. If the Pennsylvania Minimum Offering is not obtained, Pennsylvania residents may request a return of their funds in accordance with the Prospectus. Similarly, notwithstanding the provisions of Section 3.3 above, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager with respect to sales of Shares to residents of any other state that has imposed a minimum offering amount higher than the Minimum Offering (a “State-Required Minimum Offering”) unless or until the gross proceeds of the Shares sold in the Offering (including sales made to residents of other jurisdictions) have reached a minimum of the applicable State-Required Minimum Offering and are disbursed to the Company pursuant to the Escrow Agreement. Until the applicable State-Required Minimum Offering is reached, investments from residents of that state will be held in escrow. If the applicable State-Required Minimum Offering is not obtained prior to the termination of the Offering, the investments from residents of that state will be promptly returned to them in accordance with the Escrow Agreement.
3.6.The Dealer Manager acknowledges that the Company may reimburse its advisor for underwriting expenses not covered by the selling commissions, dealer manager fee and distribution and stockholder servicing fee set forth in Section 3.3, but only to the extent that the total of such reimbursements for underwriting expenses and the selling commissions, dealer manager fee and distribution and stockholder servicing fee set forth in Section 3.3 is no more than 10.0% of the gross offering proceeds of the Shares sold in the Offering, excluding proceeds from the distribution reinvestment plan. In no event will total underwriting compensation exceed 10.0% of the gross proceeds of the Shares sold in the Offering, excluding proceeds from the distribution reinvestment plan.
4.Indemnification.
4.1.The Company agrees to indemnify and hold harmless the Dealer Manager and the directors, officers, employees and agents of the Dealer Manager, each person who controls the Dealer Manager within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of the Dealer Manager (such directors, officers, employees, agents, controlling persons and affiliates being referred to collectively as “Dealer Manager Affiliates” and, individually, as a “Dealer Manager Affiliate”) against any and all losses, claims, damages or liabilities (“Losses”), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Prospectus or in any amendment thereof or supplement thereto, or in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction (a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action; provided, however , that the Company shall not indemnify or hold harmless the Dealer Manager or any Dealer Manager Affiliates in any such case to the extent that any such Loss arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the information relating to the Dealer Manager that appears in the following sections of the Prospectus or any amendment thereof: Prospectus Summary - Our Dealer Manager; Management -Dealer Manager; and Plan of Distribution - Cole Capital Corporation (collectively, the “Dealer Manager Sections”). Notwithstanding the foregoing, the Company shall not indemnify or hold harmless the Dealer Manager or any Dealer Manager Affiliates in any manner that would be inconsistent with the provisions of Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., effective May 7, 2007, as may be amended (the “NASAA Guidelines”). In particular, but without limitation, the Company shall not be required to provide indemnity or hold harmless any person under this Section 4.1 for any Loss or expense unless: (i) the person seeking indemnification has determined, in good faith, that its course of conduct was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company; (iii) the Loss or expense was not the result of negligence or misconduct on the part of the person seeking indemnification; and (iv) any Loss or expense is recoverable only out of the net assets of the Company and not from the personal assets of the Company’s stockholders. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
In addition, the Company shall not indemnify or hold harmless the Dealer Manager or any Dealer Manager Affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(c)
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

The advancement of Company funds to the Dealer Manager or any Dealer Manager Affiliate for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied:

(a)	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(b)
the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(c)
the Dealer Manager or the Dealer Manager Affiliate undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager or the Dealer Manager Affiliate is found not to be entitled to indemnification.

4.2.The Company agrees to indemnify and hold harmless each Dealer, the directors, officers, employees and agents of each Dealer, each person who controls any Dealer within the meaning of either the Securities Act or the Exchange Act and each affiliate of each Dealer (such directors, officers, employees, agents, controlling persons and affiliates being referred to collectively as “Dealer Affiliates” and, individually, as a “Dealer Affiliate”) against any and all Losses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Prospectus or in any amendment thereof or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action; provided, however, that the Company shall not indemnify or hold harmless a Dealer or any of its Dealer Affiliates in any such case if it is determined that such Dealer was at fault in connection with the Loss. Notwithstanding the foregoing, the Company shall not indemnify or hold harmless the Dealer or any Dealer Affiliates in any manner that would be inconsistent with the provisions of Section II.G. of the NASAA Guidelines. In particular, but without limitation, the Company shall not indemnify or hold harmless a Dealer or any of its Dealer Affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(c)
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

This indemnity agreement will be in addition to any liability which the Company may otherwise have.

4.3.The Dealer Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act (such directors, officers and controlling persons being referred to collectively as “Company Affiliates” and, individually, as a “Company Affiliate”) against any and all Losses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in the information relating to the Dealer Manager that appears in the Dealer Manager Sections of the Prospectus or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state in the Dealer Manager Sections a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (b) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager; or (c) the Dealer Manager’s failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001; and, in each case, agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Losses or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
4.4.Each Dealer, severally, agrees to indemnify and hold harmless the Company, the Dealer Manager and their respective Company Affiliates and Dealer Manager Affiliates against any and all Losses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon: (a) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement, in substantially the form attached hereto as Exhibit A, or otherwise, or any other violation of Section VII of the Selected Dealer Agreement by Dealer; (b) the Dealer’s failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001; or (c) the Dealer’s failure to determine the suitability of any purchase as provided for in Section 11 of this Agreement; and, in each case, will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses or action. This indemnity agreement will be in addition to any liability which any Dealer may otherwise have.
4.5.Promptly after receipt by an indemnified party under Sections 4.1, 4.2, 4.3 or 4.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 4.1, 4.2, 4.3 or 4.4, as the case may be, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under such Section of this Agreement unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in such Section of this Agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be subject to approval by the indemnified party, not to be unreasonably withheld or delayed. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) selected by the indemnifying party, subject to approval by the indemnified party not to be unreasonably withheld or delayed, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel for the indemnified party (subject to approval by the indemnified party not to be unreasonably withheld or delayed) to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party may settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder but may not do so without the prior written consent of the indemnified parties, unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
4.6.If the right to indemnification provided for in Sections 4.1, 4.2, 4.3 and 4.4 herein would by its terms be available to a person hereunder, but is held to be unavailable by a court of competent jurisdiction for any reason, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such Losses and expenses in respect thereof, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, the Dealer Manager and the Dealer, as applicable, in connection with the statements, omissions or other circumstances which resulted in such Losses or expenses, as well as any other relevant equitable considerations.
The relative fault of the Company, the Dealer Manager and the Dealer, as applicable, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, and access to information. It is understood that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.6.
Notwithstanding the provisions of this Section 4, the Dealer Manager or Dealer shall not be required to contribute any amount in excess of the total price of the Shares sold by it.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 4, each Company Affiliate shall have the same rights to contribution as the Company, each Dealer Manager Affiliate shall have the same rights to contribution as the Dealer Manager and each Dealer Affiliate of a particular Dealer shall have the same rights to contribution as that Dealer.
5.Survival of Provisions. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.
6.Applicable Law; Venue. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Arizona; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Phoenix, Arizona.
7.Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
8.Successors and Amendment.
8.1.This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.
8.2.This Agreement may be amended only by the written agreement of the Dealer Manager and the Company.
9.Term. This Agreement may be terminated by either party (i) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (ii) by either party on 60 days written notice.
In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Section 4 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into such account as the Company may designate; and (ii) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential, except as otherwise required by applicable law. The Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions and fees to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable. In such event, participating Dealers shall only be entitled to receive the actual earned commissions to which they are entitled as a reallowance of the commissions received by the Dealer Manager.

10.Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares, including the Dealer Manager, all orders for purchase of Shares accepted by the Company. Such confirmations will comply with applicable rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.
11.Suitability of Investors. The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus and will only make offers to persons in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III of the NASAA Guidelines. The Dealer Manager shall determine if a purchaser meets the minimum initial suitability standards: a net worth of at least $250,000 (exclusive of the value of the purchaser’s home, furnishings and automobiles) or an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of the value of the purchaser’s home, furnishings and automobiles), and any applicable state specific suitability standards. In making the determinations as to suitability, the Dealer Manager shall be entitled to rely on the Dealers and/or information provided by the purchasers. In addition, the Dealer Manager shall make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each purchaser. The Dealer Manager shall be entitled to rely on representations as to suitability provided by the Dealer based on information provided by such purchaser to the Dealer. In making its suitability determination, the Dealer will consider, based on the information provided by the purchaser, such purchaser’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such purchaser, and whether the purchaser: meets the state specific minimum income and net worth standards set forth in the Suitability Standards section of the Prospectus for purchasers resident in those states; can reasonably benefit from an investment in the Shares based on his overall investment objectives and portfolio structure; is able to bear the economic risk of the investment based on his overall financial situation; and has an apparent understanding of the fundamental risks of an investment in the Shares, the risk that he may lose his entire investment, the lack of liquidity of the Shares, the restrictions on transferability of the Shares, the background and qualifications of the Company’s advisor, and the tax, including ERISA, consequences of an investment in the Shares. With respect to the maintenance of records required by the NASAA Guidelines, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the Dealers for at least six (6) years.
12.Submission of Subscriptions. Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable, prior to the time the Company reaches the Minimum Offering, to “UMB Bank, N.A., Agent for Cole Office & Industrial REIT (CCIT III), Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “UMB Bank, N.A., f/b/o CCIT III” or, in the event that the purchase is made using a subscription agreement covering the Shares and the shares of one or more other Cole REITs (a “Joint Subscription Agreement”), “UMB Bank, N.A., Agent for Cole REIT” or a recognizable contraction or abbreviation thereof. After the Company reaches the Minimum Offering, checks should be made payable to “Cole Office & Industrial REIT (CCIT III), Inc.” or, alternatively, “CCIT III” or, in the event that the purchase is made using a Joint Subscription Agreement, “Cole REIT.” Checks received by the Dealer Manager or Dealer that conform to the foregoing instructions shall be transmitted for deposit as set forth below. The Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds, without any reductions or offset, made payable in the manner described above. Transmittal of received investor funds will be made in accordance with the following procedures:

(a)
If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall conduct its suitability review of the transaction and if the transaction is suitable and the paperwork is in good order forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the Escrow Agent by the end of the next business day following receipt of the subscription documents and the checks, prior to the completion of the Minimum Offering. After completion of the Minimum Offering, the Company may instruct the Dealer to forward paperwork in good order and the checks directly to the Company.

(b)
If a Dealer’s internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt by the Dealer of the subscription documents and check. The Final Review Office will, by the end of the next business day following receipt by the Final Review Office of the subscription documents and check, conduct its suitability review of the transaction and if the transaction is suitable and the paperwork is in good order forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the Escrow Agent by the end of the next business day following receipt of the subscription documents and the checks, prior to the completion of the

Minimum Offering. After completion of the Minimum Offering, the Company may instruct the Dealer to forward paperwork in good order and the checks directly to the Company.
If the Dealer Manager or any Dealer receives a check that is made payable to the Escrow Agent after the Minimum Offering is obtained, the Dealer Manager shall deposit such check with the Escrow Agent for payment to the Company at its request.
13.Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:	Cole Office & Industrial REIT (CCIT III), Inc.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: President

If to the Dealer Manager:	Cole Capital Corporation
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: President
Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 13.
14.Independent Contractor. The Company hereby acknowledges that the Company’s engagement of the Dealer Manager in connection with the Offering and the process leading up to the Offering is as an independent contractor and not in any other capacity.
15.Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Dealer Manager with respect to the subject matter hereof.
16.Waiver of Jury Trial. The Company and the Dealer Manager hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.

By:
Name:
Title:

Accepted and agreed as of the date first above written.

COLE CAPITAL CORPORATION

By:
Name:
Title:

Exhibit A
COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
Up to $3,500,000,000 in Shares of Common Stock
FORM OF
SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Cole Capital Corporation, as the dealer manager (“Dealer Manager”) for Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company, consisting of Class A common stock, $0.01 par value per share (“Class A Shares”), and Class T common stock, $0.01 par value per share (“Class T Shares”), subject to the following terms:
I. Dealer Manager Agreement
The Dealer Manager has entered into that certain Dealer Manager Agreement with the Company dated , 2016, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). The terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the terms and conditions of the Dealer Manager Agreement, including but not limited to the indemnification provisions contained in Sections 4.2 and 4.4 of the Dealer Manager Agreement. The Shares are offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).
II. Submission of Orders
Those persons who purchase Shares shall make their checks payable, prior to the time the Company reaches the Minimum Offering, to “UMB Bank, N.A., Agent for Cole Office & Industrial REIT (CCIT III), Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “UMB Bank, N.A., f/b/o CCIT III” or, in the event that the purchase is made using Joint Subscription Agreement, “UMB Bank, N.A., Agent for Cole REIT” or a recognizable contraction or abbreviation thereof. After the Company reaches the Minimum Offering, checks should be made payable to “Cole Office & Industrial REIT (CCIT III), Inc.” or, alternatively, “CCIT III” or, in the event that the purchase is made using a Joint Subscription Agreement, “Cole REIT.” Checks received by the Dealer that conform to the foregoing instructions shall be transmitted for deposit as set forth below. The Dealer Manager may authorize Dealer, if Dealer is a “$250,000 broker-dealer”, to instruct its customers to make its checks for Shares subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber’s checks and issue a check made payable in the manner described above for the aggregate amount of the subscription proceeds. Transmittal of received investor funds will be made in accordance with the following procedures:

(a)
If the Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall conduct its suitability review of the transaction and if the transaction is suitable and the paperwork is in good order forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the Escrow Agent by the end of the next business day following receipt of the subscription documents and the checks, prior to the completion of the Minimum Offering. After completion of the Minimum Offering, the Company may instruct the Dealer to forward paperwork in good order and the checks directly to the Company.

(b)
If the internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt by the Dealer of the subscription documents and check. The Final Review Office will, by the end of the next business day following receipt by the Final Review Office of the subscription documents and check, conduct its suitability review of the transaction and if the transaction is suitable and the paperwork is in good order forward (i) the subscription documents to the Dealer Manager and (ii) the checks to the Escrow Agent by the end of the next business day following receipt of the subscription documents and the check, prior to the completion of the Minimum Offering. After completion of the Minimum Offering, the Company may instruct the Dealer to forward paperwork in good order and the checks directly to the Company.
III. Pricing
Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, up to $3,500,000,000 in Shares shall be offered to the public, consisting of (a) up to $2,500,000,000 in shares of common stock in the primary offering in any combination of Class A Shares and Class T Shares, at an initial price of $10.00 per share and $9.57 per share, respectively (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers), and (b) up to $1,000,000,000 in Shares pursuant to the Company’s distribution reinvestment plan at a purchase price of 95.0% of the primary offering price per share, or $9.50 per Class A Share assuming a $10.00 per Class A Share primary offering price or $9.09 per Class T Share assuming a $9.57 per Class T Share primary offering price, all upon the other terms and subject to the conditions set forth in the Prospectus. Commencing with the date the Company calculates its net asset value (“NAV”), which the Company shall calculate no later than 150 days following the date which is two years after the gross proceeds of the Shares sold have reached the minimum offering amount set forth in the Prospectus (the “Minimum Offering”) and are disbursed to the Company pursuant to the Escrow Agreement (the “NAV Pricing Date”), the per share price for Shares in our primary offering and our distribution reinvestment plan will vary annually and will be equal to the most recent NAV as determined by the Company divided by the number of Shares outstanding as of the date of the Company’s most recent NAV determination, plus, in the case of the primary offering, applicable commissions and fees. The Company reserves the right to reallocate the Shares included in the Offering among the classes of Shares and between those offered to the public and those offered pursuant to the distribution reinvestment plan. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of 100 Shares is required. Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least 40 Shares. The Shares are nonassessable. The Dealer hereby agrees to place any order for the full purchase price.
IV. Dealers’ Commissions
Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s selling commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is 7.0% of the gross proceeds of the Class A Shares sold by it and accepted and confirmed by the Company and 3.0% of the gross proceeds of the Class T Shares sold by it and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager; provided, however, that there shall be no selling commissions for sales of Shares under the Company’s distribution reinvestment plan. No selling commissions shall be paid with respect to Shares issued and sold pursuant to the Company’s distribution reinvestment plan. In addition, as compensation for continuing to service stockholders in accordance with Dealer’s internal policies and procedures, the Dealer will be paid a monthly distribution and stockholder servicing fee that will be calculated on a daily basis in an amount equal to 1/365th of 0.8% of the purchase price per share (or, once reported by the Company, the amount of the Company’s NAV per share) of Class T Shares sold, excluding Class T Shares sold pursuant to the distribution reinvestment plan. The Dealer will no longer be entitled to the distribution and stockholder servicing fee with respect to Class T Shares sold in the Offering at the earliest of (i) the date at which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of Shares, excluding Shares sold pursuant to the distribution reinvestment plan; (ii) the end of the month in which the transfer agent, on behalf of the Company, determines that total distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 4.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (iii) the date such Class T share is no longer outstanding; (iv) the fifth anniversary of the last day of the month in which the Offering (excluding the offering of shares pursuant to the Company’s distribution reinvestment plan) terminates; and (v) the date the Company effects a liquidity event. The distribution and stockholder servicing fee relates to the share or shares sold. The Dealer will not receive a distribution and stockholder servicing fee if such Dealer has not executed a Selected Dealer Agreement with the Dealer Manager or if such Dealer’s previously executed Selected Dealer Agreement with the Dealer Manager is terminated pursuant to the provisions of Article XI of this Selected Dealer Agreement; and provided further, that with respect to any individual investment, the Dealer will not receive a distribution and stockholder servicing fee if such Dealer ceases to hold the account related to such investment. For these purposes, a “sale of Shares” shall occur if, and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents, and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow out of its dealer manager fee a marketing fee and its due diligence expense reimbursement portion of the dealer manager fee, based on such factors as the number of Shares sold by such participating Dealer, the assistance of such Dealer in marketing the offering of Shares, and bona fide conference fees incurred.

Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer unless or until the gross proceeds of the Shares sold are disbursed to the Company pursuant to Section 3(a)(i) of the Escrow Agreement. Until the Minimum Offering is obtained, investments will be promptly held in escrow and, if the Minimum Offering is not obtained, investments will be returned to the investors in accordance with the Prospectus. In addition, Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer with respect to sales of the Shares to Pennsylvania residents unless or until the gross proceeds of such sales are disbursed to the Company pursuant to Section 3(a)(ii) of the Escrow Agreement. Until the Pennsylvania Minimum Offering is obtained, investments from Pennsylvania residents will be held in escrow and, if the Pennsylvania Minimum Offering is not obtained, Pennsylvania residents may request a return of their funds in accordance with the Prospectus. Similarly, Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to the Dealer with respect to sales of the Shares to residents of any other state that has imposed a State-Required Minimum Offering unless or until the gross proceeds of such sales are disbursed to the Company pursuant to the Escrow Agreement. Until the applicable State-Required Minimum Offering is obtained, investments from residents of that state will be held in escrow and, if the applicable State-Required Minimum Offering is not obtained prior to the termination of the Offering, the investments from residents of that state will be promptly returned to them in accordance with the Escrow Agreement.
The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that the Company is not liable or responsible for the direct payment of such commission to the Dealer, and that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and to the Dealer’s indemnity rights referred to in Section 4 of the Dealer Manager Agreement.
Dealer acknowledges that the Company may reimburse its advisor for underwriting expenses not covered by the selling commissions, dealer manager fee and distribution and stockholder servicing fee set forth in Section 3.3 of the Dealer Manager Agreement, but only to the extent that the total of such reimbursements for underwriting expenses and the selling commissions, dealer manager fee and distribution and stockholder servicing fee set forth in Section 3.3 of the Dealer Manager Agreement is no more than 10.0% of the gross offering proceeds of the Shares sold in the Offering, excluding proceeds from the distribution reinvestment plan. In no event will total underwriting compensation exceed 10.0% of the gross proceeds of the Shares sold in the Offering, excluding proceeds from the distribution reinvestment plan.
Dealer acknowledges that the Dealer Manager intends to pay transaction-based compensation to the Dealer Manager’s wholesalers in connection with sales of Shares, and that such transaction-based compensation may, and likely will, be different from the amount of transaction-based compensation the Dealer Manager will pay its wholesalers in connection with sales of securities offered by other real estate investment programs sponsored by Cole Capital. Such compensation may provide a disproportionate incentive for the Dealer Manager’s wholesalers to recommend that Dealer distribute the Shares in addition to or in lieu of securities offered by other real estate investment programs sponsored by Cole Capital, or to recommend that Dealer distribute securities offered by other real estate investment programs sponsored by Cole Capital in addition to or in lieu of the Shares.
V. Payment
Payments of selling commissions will be made by the Dealer Manager (or by the Company as agent of the Dealer Manager as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that if the Company pays selling commissions to the Dealer Manager, the Company has satisfied its obligation for paying selling commissions. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for selling commissions that the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer. If, for any reason, a purchase is cancelled, the Dealer shall promptly return to the Company any selling commission and distribution and stockholder servicing fees it has received with respect to such purchase.
VI. Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason. Orders not accompanied by a Subscription Agreement/Signature Page and the required check in payment for the Shares may be rejected. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected or cancelled for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII. Prospectus and Supplemental Information
Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any supplemental information provided by the Company or Dealer Manager. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any amendments or supplements thereto, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements and amendments thereto to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any supplemental information to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer only,” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to any prospective investor. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager. Each Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act or the rules and regulations thereunder. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.
VIII. License and Association Membership
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is (1) a properly registered broker-dealer under the Securities Exchange Act of 1934 and any applicable state securities laws, or a broker-dealer exempt from such registration, and (2) is a member in good standing of FINRA and each other securities self-regulatory organization of which it is a member. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA or such other self-regulatory organization. Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing of FINRA or any other such self-regulatory organization. The Dealer Manager also hereby agrees to comply with the Conduct Rules of FINRA, including but not limited to Rules 2730, 2740, 2420 and 2750.
IX. Anti-Money Laundering Compliance Programs
Dealer represents to the Company and the Dealer Manager that Dealer has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, reasonably designed to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.
X. Limitation of Offer
Dealer will offer Shares only to persons who meet the financial qualifications set forth in the Prospectus and will only make offers to persons in the states in which it is advised in writing by the Company or the Dealer Manager that the Shares are qualified for sale or that such qualification is not required. In offering Shares, Dealer will comply with all applicable provisions of the FINRA Rules including those rules relating to suitability of recommendations, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.
In accordance with Section 11 of the Dealer Manager Agreement, the Dealer Manager shall be responsible for determining if a purchaser meets the following initial suitability standards: a net worth of at least $250,000 (exclusive of the value of the purchaser’s home, furnishings and automobiles) or an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of the value of the purchaser’s home, furnishings and automobiles), and any applicable state specific suitability standards set forth in the Prospectus. In making this determination, the Dealer Manager shall be entitled to rely on the Dealer and/or information provided by the purchasers. The Dealer shall make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each purchaser based on information provided by such purchaser to the Dealer including such purchaser’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such purchaser. In making its determination, the Dealer will consider, based on the information provided by the purchaser whether the purchaser: meets the state specific minimum income and net worth standards set forth in the Suitability Standards section of the Prospectus for purchasers resident in those states; can reasonably benefit from an investment in the Shares based on his overall investment objectives and portfolio structure; is able to bear the economic risk of the investment based on his overall financial situation; and has an apparent understanding of the fundamental risks of an investment in the Shares, the risk that he may lose his entire investment, the lack of liquidity of the Shares, the restrictions on transferability of the Shares, the background and qualifications of the Company’s advisor, and the tax, including ERISA, consequences of an investment in the Shares. The Dealer agrees to maintain records for at least six (6) years of the information used to determine that an investment in the Shares is suitable and appropriate for each such purchaser.
XI. Termination
Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement, including the terms of the Dealer Manager Agreement relating to the Dealer incorporated by reference in this Agreement, is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.
This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.
XII. Privacy Laws
The Dealer Manager and Dealer (each referred to individually in this section as a “party”) agree as follows:

(a)
Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)
Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)
Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIII. Notice
All notices will be in writing and will be duly given to the Dealer Manager when sent via overnight express delivery service to 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, and to Dealer when sent via overnight express delivery service to the address specified by Dealer herein.
XIV. Arbitration, Attorneys’ Fees, Applicable Law and Venue
In the event of a dispute between the Parties arising out of or related to this Agreement, such dispute shall be submitted to arbitration before FINRA in Phoenix, Arizona, in accordance with FINRA industry arbitration rules. Any award shall be final and binding between the Parties and judgment thereon may be entered in any court of competent jurisdiction.
In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Arizona and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Phoenix, Arizona.
[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:
COLE CAPITAL CORPORATION

By:
Name:
Title:

EXHIBIT A
Dealer Manager Agreement
Attached on CD-Rom in Due Diligence package.

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Dealer:

Company Name:

Type of entity:
(Corporation, Partnership, Proprietorship, Etc.)

Organized in the State of:
Licensed as broker-dealer in the following jurisdictions:

☐	All	☐	Georgia	☐	Massachusetts	☐	New York	☐	Tennessee
☐	Alabama	☐	Hawaii	☐	Michigan	☐	North Carolina	☐	Texas
☐	Alaska	☐	Idaho	☐	Minnesota	☐	North Dakota	☐	US Virgin Islands
☐	Arizona	☐	Illinois	☐	Mississippi	☐	Ohio	☐	Utah
☐	Arkansas	☐	Indiana	☐	Missouri	☐	Oklahoma	☐	Vermont
☐	California	☐	Iowa	☐	Montana	☐	Oregon	☐	Virginia
☐	Colorado	☐	Kansas	☐	Nebraska	☐	Puerto Rico	☐	Washington
☐	Connecticut	☐	Kentucky	☐	Nevada	☐	Pennsylvania	☐	West Virginia
☐	Delaware	☐	Louisiana	☐	New Hampshire	☐	Rhode Island	☐	Wisconsin
☐	District of Columbia	☐	Maine	☐	New Jersey	☐	South Carolina	☐	Wyoming
☐	Florida	☐	Maryland	☐	New Mexico	☐	South Dakota

Tax I.D. #:

2.	Person to receive notice pursuant to Section XIII:

Name:

Company:

Address:

Telephone No.:

Facsimile No.:

Email Address:
AGREED TO AND ACCEPTED BY THE DEALER:

Company Name:

Signature:

Print Name:

Title:

Date: